EXHIBIT 5

September 18, 2000

InnSuites Hospitality Trust
1625 East Northern Avenue
Suite 201
Phoenix, Arizona  85020

         Re: InnSuites Hospitality Trust Form S-8 Registration Statement-- 1997 Stock Incentive and Option Plan

Ladies and Gentlemen:

         InnSuites Hospitality Trust (formerly known as Realty ReFund Trust) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 1,000,000 Shares of Beneficial Interest, without par value, of InnSuites Hospitality Trust to be issued from time to time pursuant to the terms of the 1997 Stock Incentive and Option Plan (the "Plan").

         Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined the following:

                  A. A copy of InnSuites Hospitality Trust's current Second Amended and Restated Declaration of Trust.

                  B. The records of the proceedings forming InnSuites Hospitality Trust under the laws of the State of Ohio, records of other proceedings and public officials concerning the present status of InnSuites Hospitality Trust as a real estate investment trust ("REIT"), and records of the proceedings of InnSuites Hospitality Trust's Board of Trustees and shareholders concerning authorization of InnSuites Hospitality Trust Shares of Beneficial Interest and approval of the Plan.

         We have examined such other records and documents, and obtained such other information, as we have deemed advisable in order to render this opinion.

         As a result of the foregoing, we are of the opinion that:

                  (1) InnSuites Hospitality Trust is validly organized and existing and in good standing under the laws of the State of Ohio.

                  (2) InnSuites Hospitality Trust is authorized to issue the Shares of Beneficial Interest which are the subject of the Registration Statement. When issued, those Shares of Beneficial Interest will be legally issued, fully paid and non-assessable.


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         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                                     Very truly yours,


                                                     Thompson Hine & Flory LLP